Exhibit 23.3

        CARPENTER & COMPANY LETTERHEAD

August 23, 2004

Central Valley Community Bancorp
600 Pollasky Avenue
Clovis, CA 93612

Gentlemen:

        We hereby consent to the inclusion of the Fairness Opinion of Carpenter & Company in the Form S-4 Registration Statement of Central Valley Community Bancorp, in connection with the acquisition of the Bank of Madera County.

                      Sincerely,

                      Curt A. Christianssen
                       Executive Vice President

FIVE PARK PLAZA, SUITE 950 • IRVINE, CALIFORNIA 92614-8527
(949) 261-8888 • FAX (949) 261-0880